EXHIBIT 5.1
                 WINSTEAD SECHREST & MINICK P.C.
                      5400 Renaissance Tower
                         1201 Elm Street
                       Dallas, Texas  75240


                                       Direct Dial:  214-745-5724
                                              kbetts@winstead.com

                         October 20, 1997



Walden Residential Properties, Inc.
One Lincoln Center
5400 LBJ Freeway
Suite 400
Dallas, Texas  75240

Dear Ladies and Gentlemen::

     We have acted as counsel to Walden Residential Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for offering by the Company from time to time of up to $500,000,000 aggregate initial offering price of (i) debt securities (the "Debt Securities"); (ii) shares of common stock, par value $0.01 per share (the "Common Stock"); (iii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and (iv) warrants to purchase shares of Common Stock and Preferred Stock and Debt Securities (the "Warrants"). The Debt Securities, the Common Stock, the Preferred Stock and the Warrants are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

     The Debt Securities will be issued from time to time pursuant to an indenture in substantially the form included in the Registration Statement as Exhibit 4.1 (the "Indenture"). The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

     In rendering the opinions expressed herein, we have examined the Registration Statement, the Indenture, the Company's Amended and Restated Articles of Incorporation (the "Charter") and Restated Bylaws and certain minutes of corporate proceedings and/or written consents of the Company's Board of Directors. We have also examined and relied as to factual matters upon the representations, warranties and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     We assume that (i) prior to the issuance of any shares of Common Stock or Preferred Stock (or Securities convertible into shares of Common Stock or Preferred Stock), there will exist, under the Charter, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and
(ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, will be executed and delivered upon issuance and sale of any such shares, and will comply with all applicable requirements of Maryland law.

     We assume that the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Charter, the Indenture or any applicable supplemental Indenture, as the case may be, and applicable Maryland law.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the financial institution identified in such Indenture as trustee (the "Trustee") is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     To the extent that the obligations of the Company under a Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally, with respect to acting as Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

     1. The Indenture has been duly authorized by all necessary Board Actions, and when executed and delivered by the Company and assuming due authorization, execution and delivery by the trustee, will constitute valid and binding obligations of the Company.

     2. When the Registration Statement has become effective under the Act and the Debt Securities have been (a) duly established by the Indenture or a Supplemental Indenture,
          (b) duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Indenture, any applicable Supplemental Indenture and as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Debt Securities, the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company.

     3. When the Registration Statement has become effective under the Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Board Action, the terms of the Charter and applicable Maryland law, and upon payment for such shares
          (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, or (b) pursuant to the exercise of validly issued Warrants in accordance with the terms of an applicable Warrant Agreement, such shares of Preferred Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable.

     4. When the Registration Statement has become effective under the Act and a series of Warrants has been (a) duly established by the related Warrant Agreement and (b) duly authenticated by the Warrant Agent and duly authorized and established by the applicable Board Action, and warrant certificates representing the Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Warrants, such Warrants will be duly authorized and will constitute valid and binding obligations of the Company.

     5. When the Registration Statement has become effective under the Act and payment for such shares of Common Stock has been made (a) in the manner contemplated by the applicable Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to (i) the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock,
          (ii) the conversion of valid and binding Debt Securities in accordance with terms of the applicable Indenture or Supplemental Indenture relating to such Debt Securities, or (iii) the exercise of validly issued Warrants in accordance with the terms of an applicable Warrant Agreement, such shares of Common Stock issued thereby will be duly authorized, validly issued, fully paid and non-assessable by the Company.

     The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     The opinions expressed herein are as of the date hereof and are based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the General Corporation Law of the State of Maryland and upon certificates from public officials or governmental offices of such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              WINSTEAD SECHREST & MINICK P.C.



                              By:  /s/ Kenneth L. Betts
                                   --------------------------
                                   Kenneth L. Betts

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